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                                 EXHIBIT 99(b)

                                 FORM OF PROXY

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     PROXY             SECURITY BANK, NATIONAL ASSOCIATION        PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                                MARCH 16, 1994



             The undersigned hereby appoints Frank S. Goldberg, Mallory
Robinson and Jack R. Burchfield, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Security Bank, National Association to be held at the offices of Security Bank, National Association, 4939 Beechnut, Houston, Texas 77096, on Wednesday, March 16, 1994 at 3:30 p.m. CDT and at all adjournments thereof as follows:

            (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of November 19, 1993, by and between Compass Bancshares, Inc. and Security Bank, National Association.

                 []   For              []   Against              []   Abstain

            (2) In their discretion, upon any other business which may properly come before said meeting.


            This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated February 11, 1994 is hereby acknowledged.

            THIS PROXY IS SOLICITED BY THE SECURITY BANK, NATIONAL ASSOCIATION BOARD OF DIRECTORS.

          PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
STATES.

Please sign your name, exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner of officer.

                                    Dated ___________________, 1994


                                    _______________________________
                                    Signature


                                    _______________________________
                                    Signature, if held jointly, or office or title held